SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

 Date of Report (date of earliest event reported): July 7, 2008

SARS CORPORATION

 (Exact name of registrant as specified in its charter)

Nevada	000-51046	33-0677545
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer I.D. Number)

601 108th Avenue NE, Suite 1908
Bellevue, WA 98004
 (Address of principal executive offices)

Registrant’s telephone number, including area code: 866-276-7277

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On July 7, 2008, Stephen K. Bannon resigned as Chairman of the Board of Directors of SARS Corporation (the “Company”).  Mr. Bannon’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.

On July 7, 2008, Clayton Shelver resigned as Chief Executive Officer the Company.  Mr. Shelver’s resignation does not arise from any disagreement on any matter relating to the Company’s operations, policies or practices, or regarding the general direction of the Company.  Mr. Shelver will continue to serve the Company as the Chief Technology Officer and he shall serve as such until the earlier of (i) his resignation, (ii) appointment of his successor or (iii) his termination.

Effective July 7, 2008, Alan Chaffee, current Chief Financial Officer of the Company, was appointed as Director of the Board of Directors of the Company.  Mr. Chaffee, as Director of the Company, shall serve as such until the earlier of (i) his resignation, (ii) appointment of his successor or (iii) his termination.

Mr. Chaffee, 42, has over 15 years of professional experience in public accounting and private industry.   Mr. Chaffee is a CPA and, since 2002, has been the Managing Partner at Goff Chaffee Geddes, PLLC (“GCG”), a CFO consulting firm.  As a CFO consultant, Mr. Chaffee has assisted development stage companies make the transition to public companies.  He has also assisted $1B companies meet their SEC reporting and Sarbanes-Oxley requirements.  Prior to joining GCG, Mr. Chaffee held positions as both CFO and COO for middle market aerospace companies.  In 1992, Mr. Chaffee earned a BS in Business and Accounting from the University of Oregon.

Mr. Chaffee is not a director of any other public company, nor is he related to any officer, director or affiliate of the Company.  Mr. Chaffee is not a party to any pending legal proceeding, nor has he been subject to a bankruptcy petition filed against him, nor been convicted in, or subject to, any criminal proceeding.

Effective July 7, 2008, Christopher Wain, current Chief Operating Officer of the Company, was appointed as Interim Chief Executive Officer of the Company.  Mr. Wain, as Interim Chief Executive Officer of the Company, shall serve as such until the earlier of (i) his resignation, (ii) appointment of his successor or (iii) his termination.

Mr. Wain, 47, has over 25 years of engineering, management, manufacturing and integration  experience.  Since 2000, Mr. Wain has worked with ASAI Consulting (“ASAI”).  With ASAI, Mr. Wain has focused on engineering, research and development, business development, contract negotiation and management, manufacturing outsource (internationally), operations management, finance and human resources.  Additionally, Mr. Wain has worked with British Aerospace, British Petroleum, General Electric, Bombardier, Alenia and Ciba Geigy.  Mr. Wain obtained his bachelor’s degree in mechanical engineering from the University of Middlesex.

Mr. Wain is not a director of any other public company, nor is he related to any officer, director or affiliate of the Company.  Mr. Wain is not a party to any pending legal proceeding, nor has he been subject to a bankruptcy petition filed against him, nor been convicted in, or subject to, any criminal proceeding.

Item 5.03                      Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On and effective July 7, 2008, the Company’s Board of Directors (the “Board”) amended and restated the Company’s by-laws (the “By-Laws” and as amended and restated, the “Amended and Restated By-Laws”). The following is a summary of the material changes effected by adoption of the Amended and Restated By-Laws:

Article 1, Offices
Section 1 (Offices) is amended and replaced with Section 1.1 to allow the Company to have such office(s) as the Board may designate.  Section 2 (Other Offices) is deleted in it entirety and is included in Section 1.1.

Article 2, Meetings of Stockholders
Section 1 (Annual Meetings) is amended and replaced with Section 2.1 to allow greater Board discretion regarding when and where the annual shareholder meeting takes place.

Section 3 (Voting) is amended and replaced with Sections 2.8 (Voting Record), 2.10 (Manner of Acting), 2.11 (Proxies), 2.12 (Voting Shares), 2.13 (Voting for Directors) to clarify language, be consistent with the Nevada Private Corporations Law (“NPCL”) and for various technical edits and non-material changes.  Additionally, Section 2.11 (Proxies) limits the validity of a proxy from 3 years to 11 months, unless otherwise provided in the proxy.

Section 4 (Quorum) is amended and replaced with Section 2.9 (Quorum) to allow for one-third of the votes entitled to be cast on a matter by the holders of shares to constitute a quorum, instead of a majority.  Other revisions allow for language clarification, consistency with the NPCL and various technical edits and non-material changes.

Sections 2.3 (Meetings by Communication Equipment), 2.4 (Date, Time and Place of Meeting), 2.5 (Notice of Meeting), 2.6 (Waiver of Notice) and 2.7 (Fixing of Record Date for Determining Stockholders) are added and Sections 2.2 (Special Meetings) replaces Section 5 (Special Meetings), 2.5 (Notice of Meeting) replaces Section 6 (Notice of Meetings) and 2.14 (Action by Stockholders Without a Meeting) replaces Section 7 (Action Without Meeting) to allow for (i) language clarification, (ii) consistency with the NPCL and (iii) various technical edits and non-material changes.

Article 3, Directors
Section 1 (Number and Term) and Section 5 (Increase in Number) is replaced by Section 3.2 (Number, Classification and Tenure) and is revised to limit the Board to consist of at least 2 directors and no more than 9 directors.

Section 12 (Compensation) is revised and amended by Section 3.16 (Compensation) to allow directors or other committee members to be paid either expenses, a fixed sum for meeting attendance, a stated salary or a combination of the foregoing.

Section 2 (Resignations) is replaced by Section 3.12 (Resignation), Section 3 (Vacancies) is replaced by Section 3.14 (Vacancies), Section 4 (Removal) is replaced by Section 3.13 (Removal), Section 6 (Powers) is replaced by Section 3.1 (General Powers), Section 7 (Committees) is replaced by Section 3.15 (Executive and Other Committees), Sections 8 (Annual Meetings) and 9 (Regular Meetings) are replaced by Section 3.3 (Annual and Regular Meetings), Section 10 (Special Meetings) is replaced by Section 3.4 (Special Meetings), Section 11 (Quorum) is replaced by Section 3.8 (Quorum) and Section 13 (Action Without Meeting) is replaced by Section 3.11 (Action by Board or Committees Without a Meeting); and Sections 3.5 (Meetings by Communications Equipment), 3.6 (Notice of Special Meetings), 3.7 (Waiver of Notice), 3.9 (Manner of Acting), 3.10 (Presumption of Assent) are added to allow for (i) language clarification, (ii) consistency with the NPCL and (iii) various technical edits and non-material changes.

Article 4, Officers
Section 4.1 (Appointment and Term) replaces Section 1 (Officers) and Section 2 (Other Officers and Agents), Section 4.3 (Removal) replaces Section 10 (Removal), Section 4.5 (Chairman of the Board) replaces Section 3 (Chairman), Section 4.6 (President) replaces Section 4 (President), Section 4.7 (Vice President) replaces Section 5 (Vice President), Section 4.8 (Secretary) replaces Sections 7 (Secretary) and 8 (Assistant Treasurers and Assistant Secretaries), Section 4.9 (Treasurer) replaces Sections 6 (Treasurer) and 8 (Assistant Treasurers and Assistant Secretaries) and Section 4.10 (Salaries) replaces Section 9 (Salaries); and Section 4.2 (Resignations) and Section 4.4 (Contract Rights of Officers) are added to allow for (i) language clarification, (ii) consistency with the NPCL and (iii) various technical edits and non-material changes.

Article 5, Miscellaneous
Article 5, Miscellaneous is replaced by Section 5, Contracts, Loans, Checks and Deposits.  Within the new Section 5, the following provisions are added or replace sections found in the previous Article 5:

Sections 5.1 (Contacts), 5.2 (Loans to the Corporation), 5.4 (Deposits) are added for (i) consistency with the NPCL and (ii) various technical edits and non-material changes.  Section 5.3 replaces Article 5, Section 9 (Checks) to allow for (i) language clarification, (ii) consistency with the NPCL and (iii) various technical edits and non-material changes.

Section 6, Certificates for Shares and Their Transfer is added and the following provisions are added or replace sections found in the previous Article 5:

Sections 6.1 (Issuance of Shares) and 6.4 (Restriction on Transfer) are added for (i) consistency with the NPCL and (ii) various technical edits and non-material changes.  Section 6.2 (Certificates for Shares) replaces Article 5, Section 1 (Certificates of Stock), Section 6.3 (Stock Records) replaces Sections 4 (Stockholders Record Date) and 5 (Registered Stockholders), Section 6.5 (Transfer of Shares) replaces Section 3 (Transfer of Shares) and Section 6.6 replaces Section 2 (Lost Certificates) to allow for (i) language clarification, (ii) consistency with the NPCL and (iii) various technical edits and non-material changes.

Section 7, Books and Records, is added to document Company record keeping consistent with the NPCL.

Section 8, Accounting Year, is added and replaces Section 8 (Fiscal Year) for various technical edits and non-material changes and to allow the change in the accounting year to be governed by the Company’s Certificate of Incorporation, as amended.

Section 9, Seal, is added and replaces Section 7 (Seal) for various technical edits and non-material changes.

Article 5, Section 6 (Dividends) is deleted to allow governance by the Company’s Certificate of Incorporation, as amended, and any Certificates of Designations filed by the Company in the future.  Article 5, Sections 10 (Notice) and 11 (Waiver of Notice) are deleted to allow for the other various sections of the By-Laws and Certificate of Incorporation, as amended, where applicable, to govern.

Article 6, Indemnification of Officers, Directors, Employees and Agents
Article 6, Indemnification of Officers, Directors, Employees and Agents is replaced by Section 10 (Indemnification) to allow for greater indemnification as afforded by the NPCL and to allow for consistency with the NPCL.

Section 11 (Limitation of Liability) is also added to the Amended and Restated By-Laws to allow for consistency with the NPCL and with Section 10, referenced above.

Article 7, Amendments
Article 7, Amendment is replaced by Section 12 (Amendments) to allow for (i) language clarification, (ii) consistency with the NPCL and (iii) various technical edits and non-material changes.

The Amended and Restated By-Laws of SARS Corporation are filed herewith as Exhibit 3.1 and incorporated herein by reference. The descriptions of provisions of the Amended and Restated By-Laws are qualified in their entirety by reference to the Amended and Restated By-Laws.

Item 9.01                      Financial Statements and Exhibits.

(d)           Exhibits
3.1           Amended and Restated By-Laws of SARS Corporation

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 7, 2008

SARS Corporation

/s/ Christ Wain
By: Chris Wain
Its:  Chief Executive Officer